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                                                                      EXHIBIT 15

December 1, 2000

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated October 24, 2000 on our review of interim consolidated financial information of Regis Corporation (the Company) for the periods ended September 30, 2000 and 1999, and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2000 is incorporated by reference in this registration statement dated December 1, 2000.


Yours very truly


PricewaterhouseCoopers LLP